This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and 18 U.S.C. ss. 1350, and accompanies the report of Form N-CSR for the period ended December 31, 2019, of the Meeder Funds Trust (the “Trust”).

Each of the undersigned officers of the Trust hereby certifies that, to the best of such officer’s knowledge:

(i)	the Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and
(ii)	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operation of the Trust.

Date:	March 4, 2020

/s/ Robert S. Meeder, Jr.
Name:	Robert S. Meeder, Jr.
Title:	President

/s/ Bruce E. McKibben
Name:	Bruce E. McKibben
Title:	Treasurer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this statement required by Section 906, has been provided to the Trust and will be retained by the Trust and furnished to the SEC or its staff upon request.